Exhibit 99.3

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

SPECIAL MEETING OF WARRANTHOLDERS

July 28, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS OF ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned warrantholder of Alternative Asset Management Acquisition Corp., a Delaware corporation (“AAMAC”), having read the notice of special meeting of warrantholders and the definitive proxy statement/prospectus, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Michael J. Levitt and Paul D. Lapping, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock issuable upon exercise of the AAMAC warrants which the undersigned may be entitled to vote at the special meeting of warrantholders of AAMAC to be held at the offices of Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, New York 10017 at 10:00 a.m. New York City time, on July 28, 2009, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement/prospectus, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1) The Warrant Redemption Proposal— to consider and vote upon a proposal to amend the warrant agreement, which governs the terms of AAMAC’s outstanding warrants, including those held by AAMAC’s sponsors in connection with AAMAC’s consummation of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of May 14, 2009, as amended as of May 29, 2009 (such transactions, the “Acquisition”) to (a) require the redemption of all of the outstanding warrants, including those held by AAMAC’s sponsors, in connection with the Acquisition, at a price of $.50 per warrant at any time on or prior to the 90th day following the Acquisition, (b) delay the commencement of the exercisability of the warrants from immediately following the Acquisition to the 91st day following the consummation of the Acquisition and (c) preclude any adjustment of the warrants as a result of the Acquisition; and

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) The Warrantholder Adjournment Proposal—to consider and vote upon a proposal to adjourn the Special Meeting of Warrantholders to a later date or dates, if necessary, to permit further solicitation of proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF WARRANTHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE WARRANTHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING OF WARRANTHOLDERS TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned warrantholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When warrants are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: , 2009

INDIVIDUAL OR JOINT HOLDER:

Signature of Warrantholder

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Signature of Warrantholder (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

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By:

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Its:
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